Exhibit 10.15

LOAN AGREEMENT

THE PARTIES. This Loan Agreement (“Agreement”) made this January 4, 2024, is between:

Borrower: (“Borrower”)

Full Name: Focus Universal Inc.

with a mailing address of 2311 East Locust Court, Ontario, CA 91761 and agrees to borrow money from:

Lender: (“Lender”)

Full Name: Ziling Gao

with a mailing address of: 57 Bainbridge, Irvine, CA 92620

and agrees to lend money to the Borrower under the following terms:

LOAN AMOUNT. The total amount of money being borrowed from the Lender to the Borrower is $300,000.00 (“Borrowed Money”).

INTEREST RATE. The Borrowed Money shall: 3% compounded annually.

Payment Every Month: $25,408.11

Total of 12 Payments: $304,897.32

Total Interest: $4,897.32

TERM. The total amount of the Borrowed Money, including principal and interest, shall be in twelve payments, due and payable beginning on 2/4/2024.

PAYMENTS. The Borrower agrees to repay the Borrowed Money to the Lender under the twelve payments beginning on 2/4/2024. The Borrower agrees to repay the Lender, in twelve payments, beginning on the Due Date.

Hereinafter known as the (“Payment Schedule”). All payments made by the Borrower shall be first applied to any accrued interest and second to the principal balance.

SUBORDINATION. The Borrower’s obligations under this Agreement are subordinated to all indebtedness, if any, of the Borrower, to any unrelated third-party lender to the extent such indebtedness is outstanding on the date of this Agreement and such subordination is required under the loan documents providing for such indebtedness.

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NO REPRESENTATIONS AND WARRANTIES. This contract is being provided under this Agreement “as is” and without any representation or warranty of any kind, either express or implied, regarding the accuracy or completeness or other quality of the supplied information. In no event shall either party or its affiliates or any of their respective directors, officers, employees, agents, or representatives (including, without limitation) have any liability to other party relating to or arising out of any use of the contract in accordance with this Agreement. Each party is responsible without any limitation of any kind under any timeline for fulfilling or dealing with or ensuring any governmental or local jurisdictional matters regarding its own location and geography.

WAIVERS BY LENDER. All parties to this Agreement, including the Lender and any sureties, endorsers, and guarantors, hereby waive protest, presentment, a notice of dishonor, and a notice of acceleration of maturity and agree to continue to remain bound for the payment of principal, interest and all other sums due under this Agreement notwithstanding any change or changes by way of release, surrender, exchange, modification or substitution of any security for this Agreement or by way of any extension or extensions of time for the payment of principal and interest; and all such parties waive all and every kind of notice of such change or changes and agree that the same may be made without notice or consent of any of them.

DISPUTES. In the event any payment under this Agreement is not paid when due, the Borrower agrees to pay, in addition to the principal and interest hereunder, reasonable attorney’s fees not exceeding a sum equal to the maximum usury rate in the State of California Governing Law of the then outstanding balance owing on the Borrowed Amount, plus all other reasonable expenses incurred by Lender in exercising any of its rights and remedies upon default.

SEVERABILITY. If any provision of this Agreement or the application thereof shall, for any reason and to any extent, be invalid or unenforceable, neither the remainder of this Agreement nor the application of the provision to other persons, entities, or circumstances shall be affected, thereby, but instead shall be enforced to the maximum extent permitted by law.

GOVERNING LAW. This Agreement shall be construed and governed by the laws located in the State of California (“Governing Law”).

SUCCESSORS. All of the foregoing is the promise of Borrower and shall bind Borrower and Borrower’s successors, heirs, and assigns; provided, however, that Lender may not assign any of its rights or delegate any of its obligations hereunder without the prior written consent of the holder of this Agreement.

ENTIRE AGREEMENT. This Agreement contains all the terms agreed to by the parties relating to its subject matter, including any attachments or addendums. This Agreement replaces all previous discussions, understandings, and oral agreements. The Borrower and Lender agree to the terms and conditions and shall be bound until the Borrowed Amount is repaid in full.

IN WITNESS WHEREOF, Borrower and Lender have executed this Agreement as of the day and year first above written.

Borrower’s Signature: /s/ Irving Kau	Date: 01/04/2024
Full Name (Printed): Irving Kau

Lender’s Signature: /s/ Ziling Gao	Date: 01/04/2024
Full Name (Printed) Ziling Gao

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